UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, the Board of Directors of PerkinElmer, Inc. (“PerkinElmer”) appointed Michael Battles Vice President and Chief Accounting Officer, effective November 1, 2006. Mr. Battles will also retain his position as Corporate Controller. Jeffrey Capello, PerkinElmer’s Senior Vice President and Chief Financial Officer, previously also acted as principal accounting officer of PerkinElmer. Effective November 1, 2006, Mr. Battles will be the principal accounting officer.

In connection with his new position, Mr. Battles entered into a one-year employment agreement with PerkinElmer as of November 1, 2006 (the “Employment Agreement”), which automatically renews for additional one-year terms until terminated. The Employment Agreement contains customary non-competition and non-solicitation provisions and is similar to employment agreements PerkinElmer has with other executive officers. The Employee Agreement provides that Mr. Battles will be paid an initial annual base salary of $260,000. In the event of a change in control of PerkinElmer (as defined in the Employment Agreement), the term of Mr. Battle’s employment will be extended for a period of three years from the date of the change in control and, if he is terminated without cause or resigns for good reason (as defined in the Employment Agreement) within thirty-six months following a change in control, he is entitled to receive a severance payment equivalent to his base salary plus bonuses and continuation of specified benefits for one year from the date of termination.

The foregoing description of the Employment Agreement is fully qualified by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Experience

Mr. Battles, 38, joined PerkinElmer in November 2001 as Global Controller, Analytical Instruments Division. Beginning in 2003, he served as Director of Technical Accounting, Controls and Compliance and in October 2005 became Vice President, Corporate Controller, where he oversaw all aspects of financial reporting to management and external entities and helped ensure adherence to internal control practices, among other things. Prior to joining PerkinElmer, Mr. Battles held several positions at Deloitte & Touche (now Deloitte Touche Tohmatsu) from 1990 until 2001, including Senior Manager, Accounting and Auditing from 1998 to 2001, but while in private practice he was not engaged to perform work on behalf of PerkinElmer. Mr. Battles is a certified public accountant. No family relationship exists between Mr. Battles and any other directors or executive officers of PerkinElmer.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: October 31, 2006	By:	/s/ Jeffrey D. Capello
Jeffrey Capello Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between PerkinElmer, Inc. and Michael Battles dated as of November 1, 2006.